EXHIBIT 2.3.3

                                   ARTICLES OF
                                     Merger
                                     Between
                                 GCI CABLE, INC.
                                       and
                            PRIME CABLE FUND I, INC.



   The undersigned corporations, pursuant to Sections 10.06.550 and 10.06.562 of the Alaska Corporation Code, hereby execute the following Articles of Merger:

   FIRST: The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized are as follows:

   Name of Corporation                                  State of Incorporation
   -------------------                                  ----------------------

   GCI Cable, Inc.                                              Alaska
   Prime Cable Fund I, Inc.                                     Delaware

   SECOND: GCI Cable, Inc., an Alaska corporation, and the surviving corporation in the merger, is complying with Chapter 06 of the Alaska Corporations Code with respect to the merger of domestic corporations.

   THIRD: The laws of the State of Delaware, the state under which Prime Cable Fund I, Inc., the merged corporation in the merger is organized, permit such merger and Prime Cable Fund I, Inc. is complying with those laws in effecting the merger.

   FOURTH: The surviving corporation, GCI Cable, Inc., is to be governed by the laws of the State of Alaska.

   FIFTH: The plan of merger is as set forth on Exhibit A attached hereto.

   SIXTH: The number of shares outstanding of each corporation which is a party to the merger is as follows:

   Name of Corporation                                No. of Shares Outstanding
   -------------------                                -------------------------

   GCI Cable, Inc.                                             100
   Prime Cable Fund I, Inc.                                  1,000

   SEVENTH: The number of shares outstanding of each corporation which is a party to the merger voted for and against the plan are as follows:

                                   No. of Shares Voted      No. of Shares Voted
   Name of Corporation             in Favor of Plan            Against Plan
   -------------------             -------------------      -------------------

   GCI Cable, Inc.                      100                       -0-
   Prime Cable Fund I, Inc.             1,000                     -0-


                                                          REGISTRATION STATEMENT
                                                                     Page II-146

   EIGHTH: The plan of merger was adopted by resolution of the Board of Directors of Prime Cable Fund I, Inc., the merged corporation, on the day
of           , 1996,  and was adopted by  resolution  of the Board of  Directors
of GCI Cable, Inc., the surviving corporation, on the day      of        , 1996.

   NINTH: The effective date of the merger is of                 , 1996.

   TENTH: To facilitate execution, these Articles of Merger may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of these Articles of Merger (a) the signature pages taken from separate individually executed counterparts of these Articles of Merger may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of these Articles of Merger shall be deemed to be originals, but all such counterpart taken together or collectively, as the case may be, shall constitute one and the same Articles of Merger.

Signed this                 day of                    ,1996.

                               MERGED CORPORATION:

                               Prime Cable Fund I, Inc.
                               (A Delaware corporation)

                               By:
                               Name:
                               Title:

                                               ATTEST:

                                               By:
                                               Name:
                                               Title:


                               SURVIVING CORPORATION:

                               GCI Cable, Inc.
                               (An Alaska corporation)

                               By:
                               Its:

                                               ATTEST:

                                               By:
                                               Name:
                                               Title:



                                                          REGISTRATION STATEMENT
                                                                     Page II-147

STATE OF TEXAS       )
                     )
COUNTY OF TRAVIS     )

   The  foregoing  instrument  was  acknowledged  before me this          day of
             ,  1996,  by                                                      ,
                         of Prime Cable Fund I, Inc., the merged corporation, on
behalf of the merged corporation.
                                      My commission expires                    .



STATE OF ALASKA                 )
                                )
ANCHORAGE RECORDING DISTRICT    )

   The  foregoing  instrument  was  acknowledged  before me this          day of
             ,  1996,  by                                                      ,
                     of GCI Cable, Inc., the surviving corporation, on behalf of the surviving corporation.
                                      My commission expires                    .



                                                          REGISTRATION STATEMENT
                                                                     Page II-148